Exhibit (j)(iv)

DFA INVESTMENT DIMENSIONS GROUP INC.

POWER OF ATTORNEY

The undersigned officers and directors of DFA INVESTMENT DIMENSIONS GROUP INC. (the “Fund”) hereby appoint CATHERINE L. NEWELL, VALERIE A. BROWN, JEFF J. JEON, GERARD K. O’REILLY, DAVID P. BUTLER, CAROLYN L. O, LISA M. DALLMER, BERNARD J. GRZELAK, JAN MILLER, ERIC HALL, RYAN P. BUECHNER and JAMES J. TAYLOR (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute and to file any of the documents referred to below, relating to (i) the Fund’s registration statement on Form N-1A under the Investment Company Act of 1940 (the “1940 Act”) and under the Securities Act of 1933 (the “1933 Act”), including any and all amendments thereto, covering the registration of the Fund as an investment company and the sale of shares by the Fund, and (ii) a registration statement on Form N-1A under the 1933 Act and/or the 1940 Act, including any and all amendments thereto, covering the registration of any registered investment company for which a series of the Fund serves as a master fund in a master fund-feeder fund structure, including, with reference to (i) and (ii), all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings.  Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned officers and directors hereby execute this Power of Attorney as of the 29th day of December, 2021.

/s/ David P. Butler	/s/ Gerard K. O’Reilly
David P. Butler, Director and Co-Chief Executive Officer	Gerard K. O’Reilly, Director, Chairman, Co-Chief Executive Officer, and Chief Investment Officer

/s/ Reena Aggarwal	/s/ Jan Miller
Reena Aggarwal, Director	Jan Miller, Vice President, Chief Financial Officer, and Treasurer

/s/ George M. Constantinides	/s/ Catherine L. Newell
George M. Constantinides, Director	Catherine L. Newell, President and General Counsel

/s/ Douglas W. Diamond	/s/ Abbie J. Smith
Douglas W. Diamond, Director	Abbie J. Smith, Director

/s/ Darrell Duffie	/s/ Heather E. Tookes
Darrell Duffie, Director	Heather E. Tookes, Director

/s/ Lisa M. Dallmer	/s/ Ingrid M. Werner
Lisa M. Dallmer, Chief Operating Officer	Ingrid M. Werner, Director

/s/ Francis A. Longstaff
Francis A. Longstaff, Director